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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
APAC CUSTOMER SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Six Parkway North
Deerfield, Illinois 60015
(847) 374-4980

Notice of Annual Meeting of Shareholders
June 4, 2004

To the Shareholders of APAC Customer Services, Inc.:

        The Annual Meeting of Shareholders of APAC Customer Services, Inc. will be held at the Hilton Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois on Friday, June 4, 2004, at 10:00 a.m. Central Daylight Time for the following purposes:

  1.
  To elect seven directors.

  2.
  To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Shareholders of record at the close of business on April 5, 2004, are entitled to notice of, and to vote at, the Annual Meeting.

        Even if you plan to attend the meeting in person, please read these proxy materials and date, sign and mail the enclosed proxy in the envelope provided, which requires no postage for mailing in the United States. A prompt response is helpful, and your cooperation will be appreciated.

By Order of the Board of Directors

Linda R. Witte Secretary

April 23, 2004

APAC Customer Services, Inc.
Six Parkway North
Deerfield, Illinois 60015
(847) 374-4980

Proxy Statement

Annual Meeting of Shareholders to be Held June 4, 2004

        This Proxy Statement and the accompanying proxy card are being mailed to shareholders of APAC Customer Services, Inc. (the "Company") on or about April 23, 2004, in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Shareholders to be held on June 4, 2004. The purpose of the Annual Meeting is to consider and act upon the matters specified in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

        Each shareholder is entitled to one vote for each Common Share held as of the record date. A majority of the outstanding shares entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. As of the close of business on April 5, 2004, the record date for determining shareholders entitled to vote at the Annual Meeting, 49,468,659 Common Shares were outstanding.

        If the form of Proxy that accompanies this Proxy Statement is executed and returned, it will be voted in accordance with the indicated direction. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company or by voting in person at the Annual Meeting. Shareholders whose Common Shares are held in the name of a bank, broker or other holder of record, will receive voting instructions from the holder of record.

        The affirmative vote of the holders of a majority of the Common Shares entitled to vote and represented in person or by proxy at the Annual Meeting is required for the election of directors and for any other proposal submitted to a vote. Shares represented by proxies which are marked "withhold" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matter. Broker "non-votes" will be treated as not represented at the meeting as to matters for which a non-vote is indicated on the broker's proxy. Broker "non-votes" and the shares as to which shareholders abstain are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Votes will be tabulated by representatives of LaSalle Bank National Association, the Company's transfer agent and inspector of elections for the Annual Meeting. Expenses incurred in the solicitation of proxies will be borne by the Company.

COMMON SHARES BENEFICIALLY OWNED BY
PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table sets forth certain information as of March 31, 2004, regarding the beneficial ownership of Common Shares by (i) each person known by the Company to own beneficially more than 5% of its outstanding Common Shares, (ii) each director and nominee, (iii) each Named Executive Officer (as defined on page 9), and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Shares listed below, based on information provided by such owners, have sole investment and voting power with respect to such Common Shares. Unless otherwise indicated, the address of each of the shareholders named below is the Company's principal executive office.

	Common Shares Beneficially Owned
Name
	Number	Percent(1)
Theodore G. Schwartz(2)(3)	19,756,718	37.7
Calm Waters Partnership(4)	3,129,500	6.0
Wells Fargo & Company(5)	3,102,730	5.9
Rutabaga Capital Management(6)	2,926,342	5.6
Merrill Lynch & Co., Inc.(7)	2,883,310	5.5
Trust Four Hundred Thirty U/A/D 4/2/94(8)	2,615,000	5.0
Trust Seven Hundred Thirty U/A/D 4/2/94(8)	2,615,000	5.0
Robert F. Bernard(3)	28,493	*
Thomas M. Collins(3)(9)	128,325	*
John W. Gerdelman(3)	28,659	*
Robert J. Keller(10)	0	0
Paul J. Liska	0	0
Samuel K. Skinner	0	0
Paul G. Yovovich(3)(11)	277,159	*
George Puig(10)	0	0
David J. LaBonte(3)	173,873	*
Marc T. Tanenberg(3)	129,456	*
Linda R. Witte(3)	95,456	*
Andrew J. Bosko(3)	17,393	*
All directors and executive officers as a group (16 persons)(3)	20,998,922	40.0

*
less than 1%

(1)
Percentage of beneficial ownership is based on 54,437,941 Common Shares, which includes 49,468,659 Common Shares outstanding as of March 31, 2004, plus 2,969,282 Common Shares subject to options exercisable as of March 31, 2004, or within 60 days thereafter.

(2)
Includes 19,716,000 Common Shares held in a trust of which Mr. Schwartz is trustee and has voting power and investment control and 3,218 Common Shares held by Mr. Schwartz' spouse, as to which Mr. Schwartz disclaims beneficial ownership.

(3)
Includes Common Shares which may be acquired pursuant to options exercisable as of March 31, 2004, or within 60 days thereafter, as follows: Mr. Schwartz (37,500 shares); Mr. Bernard (28,493 shares); Mr. Collins (122,325 shares); Mr. Gerdelman (28,659 shares); Mr. Yovovich (252,159 shares); Mr. LaBonte (173,873 shares); Mr. Tanenberg (129,456 shares); Ms. Witte (95,456 shares); Mr. Bosko (17,393 shares); and all directors and executive officers as a group (1,217,704 shares).

(4)
Based solely upon information provided in the Schedule 13G/A dated February 9, 2004. Calm Waters Partnership and Richard S. Strong, General Partner, share voting power and investment control for all Common Shares held and each disclaims beneficial ownership thereof. Their address is 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051.

(5)
Based solely upon information provided in the Schedule 13G/A dated February 11, 2004. Wells Fargo & Company has sole voting power and investment control over 3,091,330 Common Shares and shared voting power and investment control over 1,650 Common Shares. Its address is 420 Montgomery Street, San Francisco, California 94014.

(6)
Based solely upon information provided in the Schedule 13G/A dated February 4, 2004. Rutabaga Capital Management has sole voting power over 1,259,992 Common shares, shared voting power over 1,666,350 Common Shares and sole investment control of all 2,926,342 Common Shares. Its address is 64 Broad Street, Boston, Massachusetts 02109.

(7)
Based solely upon information provided in the Schedule 13G dated January 27, 2004. Merrill Lynch & Co., Inc., on behalf of Merrill Lynch Investment Managers, shares voting power and investment control for all Common Shares held. Its address is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10381.

(8)
Robert H. Wicklein, John J. Abens and Scott Mordell serve as general trustees of Trust Four Hundred Thirty U/A/D 4/2/94 and Trust Seven Hundred Thirty U/A/D 4/2/94. All decisions regarding the voting and disposition of shares held by Trust Four Hundred Thirty U/A/D 4/2/94 and Trust Seven Hundred Thirty U/A/D 4/2/94 must be made by a majority of the general trustees and, as a result, each of the general trustees disclaims beneficial ownership. M. Christine Schwartz, who is married to Mr. Schwartz, serves as a special trustee of the Trusts and has limited powers to designate successors to the general trustees at the conclusion of their terms, but has no responsibilities or powers regarding the voting or disposition of the shares owned by the Trusts and accordingly disclaims beneficial ownership of such shares. The address of the trusts is 650 Dundee Road, Suite 450, Northbrook, Illinois 60062.

(9)
Includes 3,000 Common Shares held in a trust for the benefit of Mr. Collins' family, of which Mr. Collins is Co-Trustee and shares voting and investment control.

(10)
Messrs. Keller and Puig joined the Company in March and January of 2004, respectively.

(11)
Mr. Yovovich has elected not to stand for reelection to the Board of Directors.

ELECTION OF DIRECTORS

        At the Annual Meeting, seven directors, constituting the entire Board of Directors, are to be elected to serve until the next Annual Meeting of Shareholders. It is intended that the executed and returned proxies (except proxies marked to the contrary) will be voted for the nominees listed below, each of whom is currently a member of the Board of Directors. It is expected that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

        The Board of Directors recommends a vote FOR the election of each of the following nominees.

Nominees for Election

Name	Age	Position
Robert F. Bernard	42	Robert F. Bernard became a director of the Company in August 2000. He is the President and Chief Executive Officer of WHITTMANHART, a provider of enterprise commerce solutions for the mid-market, which Mr. Bernard founded in September 2001. Previously, Mr. Bernard was Chairman and Chief Executive Officer of marchFIRST, Inc., which filed for protection under Chapter 11 of the U.S. Bankruptcy Code on April 12, 2001, and subsequently converted to a Chapter 7 liquidation.
Thomas M. Collins	76
		Thomas M. Collins became a director of the Company in August 1995. He is Of Counsel at Shuttleworth & Ingersoll, P.C., a law firm in Cedar Rapids, Iowa, of which Mr. Collins served as Chairman for more than five years and where he has practiced for more than 50 years. Mr. Collins served on the board of directors of Life Investors, Inc., a financial services holding company, for over 20 years, serving as its Chairman from 1980 to 1988. Mr. Collins serves on the board of directors of McLeodUSA Incorporated.
John W. Gerdelman	51
		John W. Gerdelman became a director of the Company in April 2001. Mr. Gerdelman is Executive Chairman of Intelliden Corporation, a leading provider of intelligent networking software solutions. Previously, Mr. Gerdelman was President and Chief Executive Officer of AboveNet, Inc., a provider of digital communications infrastructure solutions ("AboveNet"). Mr. Gerdelman joined AboveNet in April 2002, to guide the company through a restructuring. On May 20, 2002, AboveNet filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Mr. Gerdelman led AboveNet through a successful reorganization process that culminated in its emergence from Chapter 11 protection in September 2003. Until April 2002, Mr. Gerdelman was Managing Partner of mortonsgroup LLC, an information technology and telecommunications venture group. Previously he had served as President and Chief Executive Officer of USA.NET, a provider of innovative email solutions and as President of the network and information technology division of MCI Telecommunications Corporation. Mr. Gerdelman serves on the boards of directors of Sycamore Networks, McData Corporation, Terabeam Corporation, Intelliden Corporation and U.S. Inspect.
Robert J. Keller	50
		Robert J. Keller became a director in March 2004 when he joined the Company as President and Chief Executive Officer. From February 1998 through September 2003, Mr. Keller served in various capacities at Office Depot, Inc., most recently as President, Business Services Group. Prior to joining Office Depot, Inc., Mr. Keller was Executive Vice President (1993 to 1998) and Senior Vice President (1988 to 1993) of Dun & Bradstreet Corporation. Previously Mr. Keller was employed by IBM Corporation.

Paul J. Liska	48
		Paul J. Liska became a director in July 2003. Mr. Liska is an Industrial Partner with Ripplewood Holdings LLC, a private investment firm. Previously, Mr. Liska served as Executive Vice President and President, Credit and Financial Products for Sears, Roebuck and Co. until January 2004. From 2001 until 2002 Mr. Liska was Executive Vice President and Chief Financial Officer of Sears, Roebuck and Co. Prior to joining Sears, Roebuck and Co. in 2001, Mr. Liska was Executive Vice President and Chief Financial Officer for The St. Paul Companies, which he joined in 1997. Previously, Mr. Liska served as President and Chief Executive Officer for Specialty Foods Corporation and as Chief Financial Officer for Kraft Foods Inc. Mr. Liska serves on the boards of directors of USF Corporation and CNA Financial Corporation.
Theodore G. Schwartz	50
		Theodore G. Schwartz is Chairman of the Board of Directors of the Company. Mr. Schwartz is the Founder of the Company and has served as the Company's Chairman since its formation in May 1973. He served as the Company's Chief Executive Officer until January 2000, and again from May 2001 until March 2004.
Samuel K. Skinner	65
		Samuel K. Skinner became a director in July 2003. Mr. Skinner is an Adjunct Professor of Management and Strategy at the Kellogg Graduate School of Business at Northwestern University. From 2000 to 2003 Mr. Skinner was President and CEO of USF Corporation (formerly USFreightways), being elected Chairman in January 2001. Prior to joining USF Corporation, Mr. Skinner was Co-Chairman of Hopkins & Sutter, a national law firm based in Chicago, Illinois. Mr. Skinner served as President of Commonwealth Edison Company and its holding company, Unicom Corporation, from 1993 to 1998. Mr. Skinner served as Chief of Staff to former President George H.W. Bush and prior to that was in the President's Cabinet for nearly three years as Secretary of Transportation. Previously Mr. Skinner practiced law as a senior partner in the Chicago law firm Sidley & Austin, served as the United States Attorney for the Northern District of Illinois, and was employed by IBM Corporation. Mr. Skinner serves on the boards of directors of Click Commerce, Inc., Dade Behring, Inc., Diamond Cluster International, Inc., Express Scripts, Inc., Midwest Express Holdings, Inc., and Navigant Consulting, Inc.

Meetings of the Board of Directors and Corporate Governance

        The Board of Directors met six times during 2003 and periodically took action by unanimous written consent. All directors attended at least 95% of such meetings and meetings of Board committees on which they served in 2003.

        At its April 2003 meeting, the Board of Directors approved Corporate Governance Guidelines. The Corporate Governance Guidelines set forth the role and functions of the Board of Directors, director qualifications and guidelines with respect to Board of Director meetings and committees of the Board, among other things. The Board of Directors has determined that all Board members, excluding Messrs. Bernard, Keller and Schwartz, are independent under the listing standards established by the National Association of Securities Dealers, Inc. ("NASD").

Board Committees

        The Board of Directors has established three standing committees and has adopted written charters for each committee: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee's charter is available on the Company's website at www.apaccustomerservices.com/corporategovernance.cfm. A copy of each charter is also available in print to shareholders upon request, addressed to the Secretary at APAC Customer Services, Inc., Six Parkway North, Deerfield, IL 60015. The written charter of the Audit Committee as adopted by the
Board of Directors on July 29, 2003, is included in this Proxy Statement as Appendix A.

Audit Committee

        The Audit Committee, which consists of Messrs. Gerdelman (Chairman), Liska and Yovovich, appoints the Company's independent auditors, reviews the proposed scope of the annual audit and the adequacy and effectiveness of accounting and financial controls, and reviews the annual and quarterly financial statements with management and the independent auditors. The Audit Committee met nine times in 2003. All members of the Audit Committee are independent as defined for audit committee members by the listing standards of the NASD. The Board of Directors has determined that each member of the Audit Committee is financially literate in accordance with the listing standards of the NASD and that Mr. Liska is an "audit committee financial expert," as defined by the Securities and Exchange Commission.

Compensation Committee

        The Compensation Committee, which consists of Messrs. Collins (Chairman), Liska and Skinner, approves senior management compensation and oversees the Company's equity compensation plans. The Compensation Committee is also responsible for annually evaluating the performance of the Chief Executive Officer. The Compensation Committee met six times in 2003 and periodically took action by unanimous written consent. All members of the Compensation Committee are independent directors as defined in the listing standards of the NASD.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee (the "Nominating/Governance Committee"), which consists of Messrs. Skinner (Chairman), Collins and Gerdelman, identifies and recommends to the Board of Directors individuals qualified to serve as directors of the Company, recommends directors to serve on committees of the Board of Directors, advises the Board of Directors with respect to matters of Board composition and procedures, develops and recommends to the Board of Directors corporate governance principles applicable to the Company, oversees corporate governance matters generally, and reviews on an annual basis director compensation. The Nominating/Governance Committee met eight times during 2003 and periodically took action by unanimous written consent. All members of the Nominating/Governance Committee are independent directors as defined in the listing standards of the NASD.

        The Nominating/Governance Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating/Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. The Nominating/Governance Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Nominating/Governance Committee, a shareholder must submit the recommendation in writing and must include the following information: the name of the shareholder and evidence of the person's ownership of Company shares, including the number of shares owned and the length of time of ownership; and the name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as director if selected by the Nominating/Governance Committee and nominated by the Board.

        The shareholder recommendation and information described above must be sent to the Secretary at Six Parkway North, Deerfield, IL 60015 and must be received by the Secretary not less than 90 or more than 120 days prior to the anniversary date of the Company's most recent annual meeting of shareholders.

        The Nominating/Governance Committee believes that the minimum qualifications for serving as a director of the company are the ability to apply good and independent judgment in a business situation and the ability to represent the interests of shareholders. A director also must be free from any conflicts of interest that would interfere with his or her loyalty to the Company or its shareholders. Candidates considered by the Nominating/Governance Committee for election or reelection to the Board of Directors should possess the following qualifications: the highest level of personal and professional ethics, integrity and values; an inquiring and independent mind; practical wisdom and mature judgment; broad training and experience at the policy-making level in business, finance and accounting, government, education or technology; expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained; willingness to devote sufficient time and attention to carrying out the duties and responsibilities of Board membership; commitment to serve on the Board for several years to develop knowledge about the Company's business; willingness to represent the best interests of all shareholders and objectively appraise management performance; and involvement only in activities or interests that do not conflict with the director's responsibilities to the Company and its shareholders

        Once a person has been identified by the Nominating/Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating/Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating/Governance Committee requests information from the candidate, reviews the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater firsthand knowledge of the candidate's accomplishments. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Compensation Committee Interlocks and Insider Participation

        During 2003, no Company executive officer served on the Board of Directors or compensation committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer. None of the members of the Compensation Committee was a Company employee in 2003 or was formerly a Company officer.

Shareholder Communications with the Board of Directors

        The Board of Directors has established a process to receive communications from shareholders. Shareholders may contact any member (or all members) of the Board by mail. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors, or group or committee of directors by either name or title. All such correspondence should be sent "c/o Secretary" at Six Parkway North, Deerfield, IL 60015.

        All communications received as set forth in the preceding paragraph will be opened by the office of the Secretary for the sole purpose of determining the nature of the communications. Communications that constitute advertising, promotions of a product or service, or patently offensive material will not be forwarded to the directors. Other communications will be forwarded promptly to the addressee or addressees.

        The Company considers attendance and participation at the annual meeting of shareholders to be important to effectively fulfill the responsibilities of its directors. Accordingly, it is Company policy to encourage each of its directors to attend the annual meeting. One of five directors then serving on the Board was in attendance at the 2003 Annual Meeting.

Director Compensation

        Effective June 6, 2003, each director who is not a Company employee is compensated for services as a director with: (i) an annual cash retainer of $22,000; (ii) a cash payment of $1,500 for each board meeting attended in person and a cash payment of $750 for each board meeting attended by telephone; and (iii) quarterly grants of options to purchase Common Shares. The total number of options to be granted annually to each director is calculated as of the date of the Company's annual meeting of shareholders and is determined by dividing $90,000 by the average fair market value of a Common Share over the preceding calendar year. Options are granted to directors in four equal installments as of the first trading day of each calendar quarter. Options have an exercise price equal to the fair market value of a Common Share on the date of grant. For Board Committee service: (i) each Committee chairman receives an annual fee of $5,000; and (ii) each Committee member, including the chairman, receives a cash payment of $1,500 for each committee meeting attended in person and a cash payment of $750 for each committee meeting attended by telephone. Directors are also reimbursed for certain expenses in connection with attendance at Board and Committee meetings.

        Prior to June 6, 2003, directors who were not employees or officers of the Company received: (i) an annual grant of options to purchase 20,000 Common Shares; (ii) options to purchase 1,000 Common Shares and a cash payment of $1,000 for each board meeting attended in person or options to purchase 500 Common Shares and a cash payment of $500 for each board meeting attended by telephone; and (iii) an annual retainer of $12,000. In addition, for Board Committee service: (i) each Committee chairman received an annual grant of options to purchase 5,000 Common Shares, a cash payment of $2,000 for each committee meeting attended in person and a cash payment of $1,000 for each committee meeting attended by telephone; and (ii) other Committee members received an annual grant of options to purchase 2,500 Common Shares, a cash payment of $1,000 for each committee meeting attended in person and a cash payment of $500 for each committee meeting attended by telephone. All options granted under this compensation plan had an exercise price equal to the fair market value of a Common Share on the date of grant.

        Mr. Schwartz, the Chairman of the Board, who remains an employee of the Company, receives an annual salary of $100,000, is reimbursed for expenses and otherwise receives no compensation for his services as a director. Mr. Keller, President and Chief Executive Officer of the Company, is the only other employee director. Mr. Keller does not receive any additional compensation for his services as a director.

EXECUTIVE COMPENSATION

        The following table sets forth information with respect to all compensation paid or earned for services rendered to the Company by its chief executive officer and four other executive officers who were serving as executive officers at the end of fiscal 2003, its current chief executive officer who joined the Company in 2004, one additional executive officer who joined the Company in 2004, and one of the Company's former executive officers (together, the "Named Executive Officers") during each of the last three fiscal years.

Summary Compensation Table

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)		Securities Underlying Options (#)	All Other Compensation ($)
Theodore G. Schwartz Chairman and Chief Executive Officer	2003 2002 2001	438,030 5,265 122,086	(1) (1) (1)	105,840 0 0		0 150,000 0	19,170 1,685 6,054	(2) (2) (2)
Robert J. Keller President and Chief Executive Officer (effective March 15, 2004)	2003	0	(3)	0		0	0
George Puig Executive Vice President, Operations	2003	0	(4)	0		0	0
Marc T. Tanenberg Senior Vice President, Chief Financial Officer & Treasurer	2003 2002 2001	264,539 250,000 81,731	(6)	42,336 37,000 62,630	(7)	69,825 32,000 200,000	8,696 7,096 2,551	(5) (5) (5)
David J. LaBonte Senior Vice President, Operations	2003 2002 2001	259,543 240,401 235,016		41,552 32,000 5,875		64,825 21,625 16,000	35,514 50,086 58,286	(8) (8) (8)
Linda R. Witte Senior Vice President, General Counsel & Secretary	2003 2002 2001	240,904 230,000 230,000		38,416 32,000 7,666		34,825 25,000 35,000	8,187 7,908 5,774	(9) (9) (9)
Andrew J. Bosko Group Vice President, Sales	2003 2002	224,135 34,615	(12)	40,000 12,500	(10)	19,575 50,000	10,885 539	(11) (11)

(1)
After Mr. Schwartz's election as Chief Executive Officer in 2001, Mr. Schwartz indicated his desire to be compensated at a nominal amount. Mr. Schwartz had been paid $122,086 for his services as Chairman from January 1, 2001, through May 11, 2001, based on his prior salary of $312,000. Mr. Schwartz's compensation for 2003 is discussed below in the Compensation Committee Report on Executive Compensation. Mr. Schwartz retired as Chief Executive Officer effective March 15, 2004 and continues as Chairman.

(2)
For 2003, 2002 and 2001, represents $2,447, $1,685 and $1,595, respectively, for group life insurance premiums paid by the Company; for 2003 and 2001, represents $13,385 and $4,459, respectively, for contributions by the Company on behalf of Mr. Schwartz to the Company's retirement plans; and additional nominal compensation.

(3)
Mr. Keller joined the Company in March 2004

(4)
Mr. Puig joined the Company in January 2004.

(5)
For 2003, 2002 and 2001, represents $1,728, $1,596 and $532, respectively, for group life insurance premiums paid by the Company, and $6,968, $5,500 and $2,019, respectively, for contributions by the Company on behalf of Mr. Tanenberg to the Company's retirement plans.

(6)
Mr. Tanenberg joined the Company in August 2001.

(7)
Represents guaranteed bonus pursuant to Mr. Tanenberg's employment agreement.

(8)
For 2003, 2002 and 2001, represents $1,679, 1,595 and $1,330, respectively, for group life insurance premiums paid by the Company, and $3,000, $6,419 and $8,576, respectively, for contributions by the Company on behalf of Mr. LaBonte to the Company's retirement plans; for 2003, 2002 and 2001, represents $22,217, $28,821 and $28,821, respectively, for relocation mortgage subsidies and $8,618, $13,250 and $19,558, respectively, as gross-ups for resulting taxes incurred.

(9)
For 2003, 2002 and 2001, represents $1,573, $1,458 and $960, respectively, for group life insurance premiums paid by the Company, and $6,614, $6,450 and $4,814, respectively, for contributions by the Company on behalf of Ms. Witte to the Company's retirement plans.

(10)
Represents cash bonus related to new business generation in 2003, calculated by reference to revenues and profits of that new business. An additional $16,250 may be paid to Mr. Bosko in quarterly installments in 2004 in the event that new sales generated in 2003 materialize as forecasted.

(11)
For 2003 and 2002, represents $885 and $106, respectively, for group life insurance premiums paid by the Company, and $10,000 and $433, respectively, for contributions by the Company on behalf of Mr. Bosko to the Company's retirement plans.

(12)
Mr. Bosko joined the Company in October 2002.

Option Grants in Last Fiscal Year

        The following table sets forth the number of stock options granted to the Named Executive Officers during fiscal 2003.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year(2)
Name			Exercise Price ($/Sh)	Expiration Date(3)
					5% ($)	10% ($)
Theodore G. Schwartz	0	0	0	—	—	—
Robert J. Keller(4)	0	0	0	—	—	—
George Puig(4)	0	0	0	—	—	—
Marc T. Tanenberg	45,000 24,825	2.3 1.3	2.310 2.805	03/09/13 02/10/13	65,374 43,793	165,670 110,979
David J. LaBonte	40,000 24,825	2.1 1.3	2.310 2.805	03/09/13 02/10/13	58,110 43,793	147,262 110,979
Linda R. Witte	10,000 24,825	0.5 1.3	2.310 2.805	03/09/13 02/10/13	14,527 43,793	36,815 110,979
Andrew J. Bosko	19,575	1.0	2.805	02/10/13	34,531	87,509

(1)
The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the shares thereby acquired are sold on the last day of the option term for the appreciated stock price.

(2)
Based on options for a total of 1,929,320 Common Shares granted to employees, including the Named Executive Officers, in 2003.

(3)
The term of each option is 10 years. The term is subject to acceleration in the event of certain employment terminations or a change in control of the Company. Options are not exercisable during the first twelve months from the date the options are granted, but on and after the first day of each anniversary of the date on which such option was awarded, 25% of the total shares subject to the option become exercisable.

(4)
Messrs. Keller and Puig joined the Company in March and January 2004, respectively.

Aggregate Fiscal Year-End Option Values

        The following table provides information regarding the exercisable and unexercisable stock options held by the Named Executive Officers as of December 28, 2003, the last day of fiscal 2003. No Named Executive Officer exercised options in fiscal 2003.

Aggregate Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Theodore G. Schwartz	37,500	112,500	$4,313	$12,938
Robert J. Keller (2)	0	0	0	0
George Puig (2)	0	0	0	0
Marc T. Tanenberg	108,000	193,825	0	12,150
David J. LaBonte	152,636	114,814	5,670	12,218
Linda R. Witte	78,750	91,075	0	2,700
Andrew J. Bosko	12,500	57,075	0	0

(1)
Value is calculated by subtracting the exercise price per share from the fair market value at December 26, 2003, the last trading day in fiscal 2003, of $2.58 per share, and multiplying by the number of shares subject to the stock options.

(2)
Messrs. Keller and Puig joined the Company in March and January 2004, respectively.

Employment Agreements

        In March 2004, the Board of Directors elected Robert J. Keller as President and Chief Executive Officer of the Company. Terms of Mr. Keller's employment arrangements are described in the "Chief Executive Officer Compensation" section set forth on page 14. The Company entered into employment agreements with Mr. Puig in November 2003, with Mr. Tanenberg in August 2001, with Mr. LaBonte in December 1999, and with Ms. Witte in April 1999. Mr. Puig's agreement provides for a base salary of $275,000. The agreements with Messrs. LaBonte, Puig and Tanenberg and Ms. Witte each provide for eligibility for bonuses under the Company's Management Incentive Plan and options to purchase Common Shares, severance payments in the amount of twelve months of base salary in the event of termination of employment other than for cause, and non-competition and confidentiality commitments on the part of the executive.

Employment Security Agreements

        In March 2000, the Company adopted a "double trigger" severance plan in which the Company's Chief Executive Officer, Executive Vice President, Senior Vice Presidents, Group Vice Presidents and Vice Presidents participate. The plan provides that following a change in control, severance will be payable upon termination of the executive's employment within one year after the change in control either by the Company other than for cause or by the executive for good reason. Pursuant to the plan, the Chief Executive Officer, Executive Vice President, and each Senior Vice President, Group Vice President or Vice President is a party to an Employment Security Agreement, which serves to confer the benefits contemplated by the plan. Mr. Keller is entitled to severance in an amount equal to thirty-six months salary plus target bonus under the Management Incentive Plan under his Employment Security Agreement. Each of Messrs. Puig, LaBonte and Tanenberg and Ms. Witte is entitled to severance in an amount equal to eighteen months salary plus target bonus under the Management Incentive Plan under his or her

Employment Security Agreement. Mr. Bosko is entitled to severance in an amount equal to twelve months salary plus target bonus under the Management Incentive Plan under his Employment Security Agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Policy and Overall Objectives

        The Compensation Committee administers the Company's executive compensation program. The Compensation Committee is composed of independent directors responsible for the oversight of all elements of compensation for the Company's executive officers. The Compensation Committee has furnished this report on executive compensation for fiscal year 2003.

        The industry sector in which the Company operates is highly competitive. The Company intends that its compensation programs be both market competitive and effective in supporting the Company's business strategy and the execution of tactical and strategic initiatives. The Company retains independent compensation consultants to provide objective and expert advice on various plan design issues.

        The executive compensation program consists of base pay, annual performance-based cash incentives, and long-term performance-based equity incentives, all of which are designed to reward executives for superior Company performance and the creation of shareholder value. The Compensation Committee believes that a true pay-for-performance culture based on accountability and linkage to business objectives is critical for future business success.

        The Company's practice is to target total compensation levels for the Company's executives at above average levels. A range between the 50th percentile and 75th percentile of total compensation of surveyed companies is generally targeted.

Executive Compensation Components

        The Company's executive compensation program consists of three key components that collectively help the Company attract, retain and motivate key executive talent. The components balance short- and long-term perspectives, decision-making, and actions. Each component is set forth below.

  Base Salary

        Base salaries of executive officers are targeted to be competitive relative to companies in the customer relationship management, outsourcing, and other comparable industries. In determining salaries, the Compensation Committee also takes into account individual experience and performance.

  Annual Incentives

        Management Incentive Plan.    Incentive opportunities are designed around a strategic mix of corporate and individual performance objectives. All corporate and individual targets are directly linked to the Company's annual business and financial plan. The financial targets are based on revenue and earnings per share goals that are reviewed and approved by the Board of Directors annually. Individual performance goals are set within three categories: individual objectives, customer satisfaction and execution consistent with the Company's core values. The employee and his or her manager meet on an annual basis to establish and review individual goals aligned with the Company's business plan.

  Long-Term Incentives

        Incentive Stock Plan.    The purpose of the Incentive Stock Plan is to attract and retain highly qualified individuals and to motivate them to maximize shareholder value. The Committee believes that options to acquire Common Shares of the Company serve this purpose. Participation in the Incentive Stock Plan is limited to executive officers and key employees who the Compensation Committee has determined to be key contributors to the future growth and profitability of the Company. The exercise price of options awarded under the plan is equal to the fair market value of the Company's Common Shares on the date of grant, thus rewarding the recipient only if the Company's Common Share price appreciates above the price on the date of grant. Options granted under the plan after March 2000 vest in equal installments over a four-year period. Option grants may include special features—for instance, a grant in early 2002 provided for an acceleration of vesting if the fair market value of the Company's Common Shares averages at least $7.00 for any calendar month. In addition, the Incentive Stock Plan provides for partial stock option vesting upon a change in control in certain circumstances.

        The Company has adopted stock option grant guidelines that provide option grant opportunities for management employees at the director level and above, as well as certain individually selected key employees. These guidelines are based on competitive industry practice. Under the guidelines, plan participants are eligible for periodic grants based on their responsibilities, individual performance and contribution to the Company.

        In 2003, the Compensation Committee granted a total of 1,929,320 options to 340 employees.

Chief Executive Officer Compensation

        In March 2004, the Board of Directors elected Robert J. Keller as President and Chief Executive Officer of the Company. The Compensation Committee conducted an evaluation of Mr. Keller's compensation, which included a competitive analysis of compensation practices for chief executive officers and a recommendation by an independent compensation consultant. Upon the recommendation of the Compensation Committee, the Board of Directors approved the following compensation arrangement for Mr. Keller. Mr. Keller was granted an option for 400,000 Common Shares, receives an annual salary of $400,000 and is eligible for bonuses under the Company's Management Incentive Plan at target and maximum bonus levels of 75% and 150% of salary, based solely on the Company's performance against the annual financial performance measures of revenue and earnings per share. Mr. Keller's bonus will be paid one half in cash and one half in restricted stock or deferrable restricted stock units, to vest 50% on grant and 50% on the first anniversary of grant. The Company also agreed, in connection with Mr. Keller's relocation to the Chicago area, to purchase Mr. Keller's out-of-state personal residence at its appraised value if unsold on the expiration of a 90-day marketing period.

        In 2003, Mr. Schwartz, who served as Chief Executive Officer until March 15, 2004, received an annual base salary of $450,000. Mr. Schwartz did not receive an option grant in 2003. Mr. Schwartz continues to be employed by the Company and serves as the Company's non-executive Chairman of the Board. The Board of Directors has set his annual Chairman's salary at $100,000, commencing on March 15, 2004.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company's chief executive officer or any of the four other most highly compensated executive officers. Qualifying performance-based compensation is specifically exempt from the deduction limit. The Compensation Committee does not believe that any compensation that is to be paid by the Company in the foreseeable future will be limited by Section 162(m).

Respectfully submitted,

COMPENSATION COMMITTEE
Thomas M. Collins, Chairman Paul J. Liska Samuel K. Skinner

PERFORMANCE GRAPH

        The following graph sets forth a comparison of the cumulative total shareholder return on the Company's Common Shares for the period beginning December 31, 1998, and ending December 26, 2003, as compared with the cumulative total return of the S&P 500 Index and a Peer Group Index. The Peer Group consists of: Aegis Communications Group, Inc., Convergys Corp., ICT Group, Inc., RMH Teleservices Inc., Sitel Corp., Sykes Enterprises, Inc., Telespectrum Worldwide, Inc., Teletech Holdings, Inc., and West Corporation. The total shareholder return for each company in the Peer Group has been weighted according to the company's stock market capitalization. This graph assumes an investment of $100 in each of the Common Shares, the S&P 500 Index and the Peer Group Index, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

$400
$350
$300
$250
$200
$150
$100
$50
$0
12/31/98
12/31/99
12/29/00
12/28/01
12/27/02
12/26/03
APAC Customer Services, Inc.
S&P 500 Stocks
Self-Determined Peer Group

	12/31/98	12/31/99	12/29/00	12/28/01	12/27/02	12/26/03
APAC Customer Services, Inc.	$100.0	$371.9	$ 97.5	$ 66.4	$60.3	$68.5
S&P 500 Stocks	100.0	121.1	110.3	98.4	75.4	96.1
Self-Determined Peer Group	100.0	171.5	161.0	142.4	64.5	83.5

RELATIONSHIP WITH INDEPENDENT AUDITORS

        Fees billed to the Company by its independent auditors for services rendered during fiscal years 2003 and 2002 were as follows:

	2003	2002
Audit Fees	$266,572	235,663
Audit Related Fees	68,012	67,260
Tax Fees	115,720	610,807

Total	450,304	913,730

        "Audit Fees" for audit services in 2003 and 2002 include fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q and services normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years.

        "Audit Related Fees" in 2003 and 2002 are fees for assurance and related services that are reasonably related to the performance of the audit or interim financial statement review and are not reported under Audit Fees, internal control related consultation services, audit of the Company's retirement plans and compensation consulting.

        "Tax Fees" includes tax compliance, assistance with tax audits, tax advice and tax planning.

        Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Auditors.    The Audit Committee is responsible for appointing the Company's independent auditor and approving the terms of the independent auditor's services. The Audit Committee has established a policy governing services performed by the Company's independent auditors, which requires Audit Committee pre-approval of all audit and non-audit services to be provided by the Company's independent auditors, sets forth non-audit services which may not be performed by the Company's independent auditors and provides for regular review by the Audit Committee of the services performed by the Company's independent auditors and their fees. The Audit Committee approved 100% of the audit, audit related, tax and other services provided by Deloitte & Touche LLP in 2003.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee met and held discussions with management and Deloitte & Touche LLP, the Company's independent auditors for 2003. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed with management and Deloitte & Touche the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2003. The Committee discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380), as amended.

        Deloitte & Touche also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended. The Committee has discussed the independence of Deloitte & Touche with members of the firm.

        Management is responsible for the Company's internal control and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. As provided in its Charter, the Audit Committee's responsibilities include the monitoring and oversight of these processes.

        In its oversight role for these matters, the Audit Committee relies on the information and representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to certify that the audit of the Company's financial statements has been carried out in accordance with generally accepted accounting principles or that the Company's independent accountants are in fact "independent."

        Based upon and in reliance upon the review and discussion referred to above and the review of Deloitte & Touche's report to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2003, for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE
John W. Gerdelman, Chairman Paul J. Liska Paul G. Yovovich

INDEPENDENT AUDITORS

        The Audit Committee has retained Deloitte & Touche to serve as the Company's independent public accountants for 2004. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting, where they will be available to make a statement and respond to appropriate questions.

CERTAIN TRANSACTIONS

        The Company owns $250,000 in shares of 2001 Development Corporation, a community-oriented economic development company in Cedar Rapids, Iowa, of which Mr. Collins, a member of the Board of Directors, is the President. As share ownership in 2001 Development Corporation is limited to corporations doing business in Cedar Rapids, Mr. Collins owns no interest in 2001 Development Corporation. In 2003 the Company paid $99,495, which represents the actual cost of sporting event tickets and associated rights to purchase such tickets directly from a sports team's franchise, to an affiliate of Mr. Schwartz, the Chairman of the Board. All such purchases were approved by the Audit Committee of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, its directors, and persons who own more than ten percent of the Company's outstanding Common Shares report their beneficial ownership and changes in their beneficial ownership of the Company's equity securities by filing reports with the Securities and Exchange Commission. During 2003, to the Company's knowledge, its officers, directors, and greater than ten percent beneficial owners filed the reports required by Section 16(a) on a timely basis.

ANNUAL REPORT ON FORM 10-K

        A copy of the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission accompanies this Proxy Statement. Additional copies of the Annual Report on Form 10-K may be obtained from the Company's website at www.apaccustomerservices.com, or by writing to APAC Customer Services, Inc., Six Parkway North, Deerfield, Illinois 60015, Attention: Marc T. Tanenberg, Chief Financial Officer.

MULTIPLE SHAREHOLDERS SHARING AN ADDRESS

        The rules of the Securities and Exchange Commission permit companies to provide a single copy of an annual report and proxy statement to households in which more than one shareholder resides ("Householding"). Shareholders who share an address and who have been previously notified that their broker, bank or other intermediary will be Householding their proxy materials will receive only one copy of the Company's Proxy Statement and Annual Report to Shareholders unless they have affirmatively objected to the Householding notice.

        Shareholders sharing an address who received only one set of these materials may request a separate copy which will be sent promptly at no cost by writing or calling Investor Relations for the Company at: Investor Relations, APAC Customer Services, Inc., Six Parkway North, Deerfield, IL 60015 or 800-776-2722. For future annual meetings, a shareholder may request separate annual reports or proxy statements, or may request the Householding of such materials, by contacting the Company as noted above.

PROPOSALS OF SHAREHOLDERS FOR 2005 ANNUAL MEETING

        A shareholder who intends to present a proposal at the 2005 Annual Meeting and who wishes to have the proposal included in the Company's proxy statement for that meeting must deliver the proposal to the Secretary. All proposals must be received by the Secretary at the Company's principal executive office, Six Parkway North, Deerfield, Illinois 60015, no later than December 24, 2004, and must satisfy the applicable rules and regulations of the Securities and Exchange Commission to be eligible for inclusion in the proxy statement for that meeting.

        A shareholder who intends to nominate a candidate for director or to present a proposal that is a proper subject for consideration at the 2005 Annual Meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement, must provide written timely notice to the Secretary in accordance with the Company's Bylaws. To be timely, such notice must be delivered to the Secretary at the Company's principal executive offices between February 5, 2005 and March 6, 2005. However, if the date of the 2005 Annual Meeting is before May 5, 2005, or after August 3, 2005, the notice must be delivered to the Secretary at the Company's principal executive office not more than 120 days prior to the 2005 Annual Meeting and not less than the later of 90 days prior to the 2005 Annual Meeting or 10 days following the day on which the Company first publicly announces the date of the 2005 Annual Meeting. The notice must describe certain information regarding the nominee and the shareholder giving the notice, including information such as name, address, occupation and shares held.

OTHER MATTERS TO COME BEFORE THE MEETING

        The Board of Directors knows of no other business that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors

Linda R. Witte Secretary
Date: April 23, 2004

APPENDIX A

AUDIT COMMITTEE CHARTER

PURPOSE

        The primary purpose of the Audit Committee (the "Committee") is to oversee the Company's financial reporting process, including the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements by the Company's outside auditor and the Company's legal compliance and ethics programs as established by management and the Board of Directors (the "Board"). The outside auditor is accountable to the Committee and shall report directly to the Committee.

        The Committee shall review and revise (with Board approval) as appropriate this Charter on an annual basis.

MEMBERSHIP

        The Committee shall comprise no fewer than three "independent" members of the Board who shall meet the requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq National Market, the Securities and Exchange Commission (the "SEC") and any other applicable requirements. The Chair of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chair, the members of the Committee may designate a Chair by majority vote.

        Accordingly, all of the members shall be "independent directors" under the applicable rules of the Nasdaq and the SEC. The Committee shall have, in the judgment of the Board, the financial literacy and experience requirements under the applicable rules of Nasdaq and the SEC.

MEETINGS

        The Audit Committee shall meet with such frequency and at such intervals as it shall determine necessary to carry out its functions, but at least four times a year. A meeting prior to the Company's year-end shall be held with the outside auditor and with management to discuss the scope and objectives of both the internal and independent examinations.

        In addition, the Committee shall hold any special meetings as may be necessary or as may be called by the Chair, any two members of the Committee, the Chairman of the Board, senior Company management or at the request of the Company's outside auditor. Except as otherwise specifically provided for in this Charter, a quorum shall consist of two members.

        The Committee may meet in person or by conference call, or take action in writing executed by all of the members of the Committee. As necessary or desirable, the Chair shall request that members of management, the general counsel, representatives of the outside auditor, and such other advisors as the Chair may deem appropriate, be included in the Committee meetings, or portions thereof. In order to foster open and candid communication, the Committee shall meet as necessary in executive session to discuss any matters that the Committee or these individuals believe should be discussed privately with the Committee.

RESOURCES

        In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain internal and external legal, accounting or other advisors for this purpose, without the approval of the engagement by the Board or management, and may direct the proper officers of the Company to pay the reasonable fees and expenses of any such advisor.

KEY FUNCTIONS

        The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditor is responsible for auditing those financial statements. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the outside auditor to the Company.

        The Committee shall have the authority to perform the following oversight functions for the Company:

  •
  Select, evaluate, appoint, set the compensation for and, when appropriate, replace the outside auditor.

  •
  Review and, in its sole discretion, approve in advance all audit and permitted non-audit engagements and relationships between the Company and its outside auditor. Approval of audit and permitted non-audit services may be made by one or more members of the Committee as shall be designated by the Chair of the Committee, provided, however, that the decision of any member to whom authority is so delegated for preapprovals shall be presented to the full Committee at its next meeting.

  •
  Review a report from the outside auditor periodically, but not less than annually, as to (i) all critical accounting policies to be used, (ii) all alternative disclosures and treatments of financial information within generally accepted accounting principles that have been discussed with the Company's management, the ramifications of the use of such alternative disclosures and treatments and the disclosures and treatments preferred by the outside auditor; and (iii) other material written communications between the outside auditor and the Company's management, including management letters and schedules of unadjusted differences.

  •
  Prior to the public announcement of the Company's annual financial results, review with management and the outside auditor the financial statements and review and consider with the outside auditor the matters required to be discussed by relevant Statements of Auditing Standards as may be in effect from time to time.

  •
  Prior to the public announcement of the Company's quarterly financial results, review with management and the outside auditor the Company's interim financial statements. All members of the Committee are encouraged to attend these meetings, however, a quorum for these meetings or for this portion of regular meetings of the Committee may be the Chair of the Committee as authorized by applicable rules.

  •
  Based on discussions with and reliance upon the outside auditor and the Company's management, cause to be prepared the Committee's report for inclusion in the Company's proxy statement.

  •
  Oversee the resolution of all disagreements between the Company's outside auditor and management regarding financial reporting.

  •
  Discuss with management and the outside auditor at regularly held Committee meetings, or at such other time as deemed appropriate, the quality and adequacy of the Company's internal controls.

  •
  Request from the outside auditor annually, a formal written statement delineating all relationships between the outside auditor and the Company consistent with Independence Standards Board Standard Number 1; discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence; and take appropriate action to oversee the independence of the outside auditor.

  •
  Review and approve all related party transactions as required by Nasdaq listing requirements.

  •
  Establish and oversee procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting or financial controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, financial or auditing matters.

  •
  Investigate any matter brought to its attention within the scope of its functions which it deems appropriate for investigation.

  •
  Discharge any other function assigned to the Committee by the Board.

  •
  Regularly report its activities, findings and conclusions to the full Board, including providing copies to the Board of all Committee meeting minutes.

PROXY	PROXY

APAC Customer Services, Inc.

Proxy is Solicited on Behalf of the Board of Directors
For the Annual Meeting of Shareholders on June 4, 2004

        The undersigned hereby appoints Marc T. Tanenberg and Linda R. Witte, and each of them, as proxies, each with full power of substitution and revocation, to represent and to vote, as designated on the reverse side hereof, all of the Common Shares of APAC Customer Services, Inc. which the undersigned has the power to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of APAC Customer Services, Inc. to be held on June 4, 2004, or at any adjournment thereof.

Unless otherwise marked, this proxy will be voted FOR the election of the nominees named on the reverse side.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

APAC CUSTOMER SERVICES, INC.
JUNE 4, 2004
000000

☐ Mark this box with an X if you have made changes to your name or address details below.               ☐

Proxy Card

Please mark vote in box in the following manner using dark ink only. ☒

The Board of Directors Recommends a Vote "FOR" the listed nominees.

1. Election of Directors: Nominees	For	Withhold
01—Robert F. Bernard	☐	☐
02—Thomas M. Collins	☐	☐
03—John W. Gerdelman	☐	☐
04—Robret J. Keller	☐	☐
05—Paul J. Liska	☐	☐
06—Theodore G. Schwartz	☐	☐
07—Samuel K. Skinner	☐	☐

YOUR VOTE IS IMPORTANT!
PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appears hereon. Joint owners should each sign personally. If signing in fiduciary or representative capacity, give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature	Signature	Date
/ /

QuickLinks

COMMON SHARES BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
RELATIONSHIP WITH INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT AUDITORS
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT ON FORM 10-K
MULTIPLE SHAREHOLDERS SHARING AN ADDRESS
PROPOSALS OF SHAREHOLDERS FOR 2005 ANNUAL MEETING
OTHER MATTERS TO COME BEFORE THE MEETING
APPENDIX A
AUDIT COMMITTEE CHARTER